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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

                                                State of          Percentage
                                              Incorporation       Ownership
                                              -------------       ----------
Pinnacle Bank (1)                                Alabama             100%
First General Service(s) Corporation (2)         Alabama             100%
First General Ventures Corporation (2)           Alabama             100%

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(1)   Subsidiary of the Registrant.

(2)   Subsidiary of Pinnacle Bank.